As filed with the Securities and Exchange Commission on January 17, 2024

Registration No. 333-[●]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	30-0680177
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

303 Pearl Parkway, Suite 200
San Antonio, Texas 78215
(800) 762-7293

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Randy May

Chief Executive Officer

RiskOn International, Inc.

303 Pearl Parkway, Suite 200
San Antonio, Texas 78215

(800) 762-7293

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Henry C.W. Nisser, Esq. President and General Counsel RiskOn International, Inc. 100 Park Ave., Suite 1658A New York, NY 10017 (646) 650-5044	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 17, 2024

$25,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, rights or units having an aggregate initial offering price not exceeding $25,000,000. The preferred stock, warrants, rights and units may be convertible, exercisable or exchangeable for common stock or preferred stock or other securities of ours.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “ROI.”  On January 16, 2024, the last reported sale price of our common stock was $0.1487.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 8 of this prospectus and in our Annual Report on Form 10-K for the year ended March 31, 2023, as well as our subsequently filed periodic and current reports that we file with the Securities and Exchange Commission and which are incorporated by reference into the registration statement of which this prospectus is a part. We may also include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated ________, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the Commission that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside the United States: Neither we nor any underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise stated or the context requires otherwise, references to “ROI,” the “Company,” “we,” “us” or “our” are to RiskOn International, Inc., a Nevada corporation.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and speak only as of the date hereof.

We disclaim any current intention to update our “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements”:

•	our ability to maintain the listing of our securities on Nasdaq;

•	the price of our securities may be volatile due to a variety of factors, including volatility in the capital markets generally, changes in the competitive and highly regulated industries in which we plan to operate, variations in performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure;

•	the ability to implement business plans, forecasts, and identify and realize additional opportunities;

•	the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate;

•	the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so;

•	the risk that we may never achieve or sustain profitability;

•	the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;

•	the risk that we experience difficulties in managing our growth and expanding operations;

•	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

•	the risk that we are unable to secure or protect our intellectual property;

•	general economic conditions; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors”, as well as the risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K and 10-Q, which are incorporated by reference herein.

PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including the information set forth under the heading “Risk Factors.”

Overview

On March 15, 2023, Ecoark Holdings, Inc. changed its name to BitNile Metaverse, Inc.; subsequently, on November 1, 2023 it changed its name to RiskOn International, Inc. (the “Company”) and is a holding company incorporated in the State of Nevada on November 19, 2007. On February 8, 2023, the Company entered into a Share Exchange Agreement (the “SEA”) by and among Ault Alliance, Inc. (“AAI”), the owner of approximately 86% of BitNile.com, Inc. (“BNC”), a significant shareholder of the Company, and the minority shareholders of BNC (the “Minority Shareholders”). The SEA provides that, subject to the terms and conditions set forth therein, the Company will acquire all of the outstanding shares of capital stock of BNC as well as the securities of Earnity, Inc. beneficially owned by BNC (which represents approximately 19.9% of the outstanding securities of Earnity, Inc. as of the date of the SEA), in exchange for the following: (i) 8,637.5 shares of newly designated Series B Convertible Preferred Stock of the Company to be issued to Ault (the “Series B”), and (ii) 1,362.5 shares of newly designated Series C Convertible Preferred Stock of the Company to be issued to the Minority Shareholders (the “Series C,” and together with the Series B, the “Preferred Stock”). The Series B and the Series C, the terms of which are summarized in more detail below, each have a stated value of $10,000 per share (the “Stated Value”), for a combined stated value of $100,000,000, and subject to adjustment are convertible into a total of up to 13,333,333 shares of the Company’s common stock. The Company has independently valued the Series B and Series C as of the date of acquisition. The combined value of the shares issued to Ault was $53,913,000 using a blended fair value of the discounted cash flow method and option pricing method.

Through September 30, 2022, the Company’s former wholly owned subsidiaries with the exception of Agora Digital Holdings, Inc., a Nevada corporation (“Agora”) and Zest Labs, Inc. (“Zest Labs”) have been treated for accounting purposes as divested. Please refer to our Annual Report for the year ended March 31, 2023 (“2023 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on July 14, 2023 for details on all of our prior subsidiaries that were divested in the year ended March 31, 2023 and an overview of the business conducted in those subsidiaries. On August 28, 2023, we executed a spin-off of Zest Labs, which owns intellectual property relating to agriculture shelf life and freshness management, pursuant to a stock purchase agreement whereby we sold all of the outstanding shares of Zest Labs, Inc. to Zest Labs Holding, LLC. The comparative financial statements for the three and six months ended September 30, 2022 reflect the operations of those subsidiaries that were sold during the year ended March 31, 2022 as discontinued operations in the condensed consolidated statements of operations and as assets and liabilities of discontinued operations on the condensed consolidated balance sheets.

Through BNC, we are primarily engaged in the development and operation of an online metaverse platform (the “Metaverse”). The Metaverse represents a significant development in the online metaverse landscape, offering immersive, interconnected digital experiences that are inclusive, engaging, and dynamic. By integrating various elements such as virtual markets, real world goods marketplaces and VIP experiences, gaming, social activities, sweepstakes, gambling, and more, the Company aims to revolutionize the way people interact online. Our virtual world, located at BitNile.com, is accessible via any device using any web browser, without requiring permissions, downloads, or apps, and the platform can be enjoyed without the need for bulky and costly virtual reality headsets.

Our games operate on a free-to-play model, whereby game players may collect coins free of charge through the passage of time and, if a game player wishes to obtain coins above and beyond the level of free coins available to that player, the player may purchase additional coin packages (“Freemium” gaming model). Once obtained, Nile Tokens and Nile Coins (either free or purchased) cannot be redeemed for cash or exchanged for anything outside of the metaverse. When coins are used and played in the games, the game player could “win” and would be awarded additional coins or could “lose” and lose the future use of those coins.

Our current and planned products and experiences are:

●	Virtual markets. The platform facilitates sales of digital assets the Company as well as third party vendors like virtual real estate, digital art, user customizations, and unique collectibles.

●	Real world goods marketplaces. The platform allows users to shop for a diverse range of real world products and VIP experiences.

●	Gaming. The platform provides an extensive selection of gaming options, including participation in games, sweepstakes and social gaming experiences, such as Blackjack.

●	Sweepstakes gaming. The platform features a dedicated gaming zone for users to engage in sweepstakes gaming, offering opportunities to win virtual and real money.

●	Contests of skill. The platform organizes competitions for users to showcase their talents and compete against others for prizes and recognition in various disciplines.

●	Building private spaces. The platform allows users to construct and customize their dream homes or private spaces.

●	Socialization and connectivity. The platform’s ongoing mission will be to foster global connections by enabling users to interact with individuals from around the world, forming new friendships, collaborating on projects or engaging in conversations within various social hubs.

●	Real and virtual concerts. We expect the platform to host live and virtual concerts within the metaverse, featuring performances from both real world and virtual artists, allowing users to attend and enjoy shows in an immersive environment.

Our Business Strategy

The metaverse industry is experiencing rapid growth and expansion, driven by advancements in technology, increased interest in virtual experiences and the rise of digital economies. Our business strategy revolves around creating a seamless, all-encompassing platform that caters to various user needs and interests.

The strategic pillars for the growth of our BitNile.com metaverse platform include (i) leveraging cutting-edge technology to offer a user-friendly, browser-based platform compatible with virtual reality headsets and other modern devices for an enhanced experience, (ii) providing a diverse range of products and experiences that caters to users with different interests and preferences, (iii) fostering global connections and a sense of community among users, encouraging socialization and collaboration, and (iv) focusing on continuous innovation to stay ahead of industry trends and customer expectations.

We expect to generate revenue in fiscal 2024 through the sale of tokens or coins that provide our end users with interactive entertainment (game play) and durable goods principally for the personal computer and mobile platforms.

Competition

The Company faces competition from existing metaverse platforms and new entrants. Key competitors include:

●	Established metaverse platforms, such as Decentraland, The Sandbox, and Second Life, as well as companies that develop metaverse tools and platforms such as META;

●	Gaming-focused platforms, like Fortnite and Roblox; and

●	Social media platforms that integrate metaverse elements, such as Facebook’s Horizon Workrooms.

Regulatory Environment

The Company operates within a complex and evolving regulatory landscape, with key considerations including:

●	Data privacy and protection regulations, such as GDPR and CCPA;

●	Compliance with gaming and gambling regulations in various jurisdictions; and

●	Intellectual property rights and digital asset ownership.

Recent Developments

During the current fiscal year ending March 31, 2024, the Company engaged in the following transactions:

●	The Company raised approximately $3,500,000 in an At-the-Market capital raise during the fourth fiscal quarter of the year ended March 31, 2023 and the three months ended June 30, 2023. The ATM was terminated on June 16, 2023 after having raised approximately $3,500,000.

●	On April 27, 2023, the Company closed a $6,875,000 senior secured convertible promissory note, and with the senior secured convertible note, the Company granted the noteholders 2,100,905 warrants that expire five years from the issuance date and have a strike price of $3.28. The warrants due contain a ratchet provision which the Company has determined meets the criteria for treatment as a derivative liability. The Company recorded a discount on the convertible note of $4,329,755, which represents the derivative liability at inception of the warrants. The fair value of the warrants was estimated to be $1,109,372 as of September 30, 2023.

●	On May 4, 2023, the Company amended its Articles of Incorporation to effectuate a 1-for-30 reverse stock split. The Company also reduced its authorized shares on a 1-for-30 basis going from 100,000,000 authorized shares down to 3,333,333 authorized shares. The Company has reflected this reverse split retroactively in their condensed consolidated financial statements pursuant to SAB Topic 4C.

●	On May 8, 2023, the Company received a letter from the Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff had determined to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”) from The Nasdaq Capital Market, effective May 17, 2023, pursuant to Listing Rule 5810(c)(3)(A)(iii), as the Company’s common stock traded below $0.10 per share for 10 consecutive trading days. On May 12, 2023, the Company issued a press release announcing a 1-for-30 reverse stock split of its outstanding common stock which was effective for trading purposes as of the commencement of trading on May 15, 2023. On May 26, 2023, the Company received a letter from Nasdaq stating that the Company’s bid price deficiency had been cured.

●	On May 15, 2023, Agora and Trend Ventures, LP entered into a First Amendment of Senior Secured Promissory Note (“First Amendment”), to amend the $4,250,000 senior secured promissory note entered into June 16, 2022. The First Amendment amended the following clauses of the original note: (a) the principal amount was amended from $4,250,000 to $4,443,870, which includes all of the accrued interest through May 15, 2023; (b) the maturity date was amended from June 16, 2025 to May 15, 2025; and (c) the interest rate shall remain at 5%, and any additional accrued interest under the Default Rate shall be mutually waived by both parties. No payments on either principal or interest shall be due until the new maturity date. As of June 30, 2023, the Company has had a full reserve established for the principal and accrued interest receivable.

●	On June 21, 2023, the Company received a letter from the Listing Qualifications staff of Nasdaq notifying the Company that the Staff has determined that the Company has violated Nasdaq’s voting rights rule set forth in Listing Rule 5640 (the “Voting Rights Rule”). The alleged violation of the Voting Rights Rule relates to the issuance of (i) 8,637.5 shares of the Series B, and (ii) 1,362.5 shares of the Series C in connection with the acquisition of BNC as well as the securities of Earnity, Inc. beneficially owned by BNC (collectively, the “Assets”) pursuant to the SEA by and among the Company, AAI and the minority shareholders of BNC, which was previously disclosed on Current Reports on Form 8-K filed by the Company on February 14, 2023 and March 10, 2023.

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On July 18, 2023, the Company received a letter from the Listing Qualifications staff of Nasdaq indicating that the Company’s shareholders’ equity as reported in the 2023 Annual Report did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”), which requires that a listed company’s shareholders’ equity be at least $2.5 million. As reported in the 2023 Annual Report, the Company’s shareholders’ equity as of March 31, 2023 was approximately $(13.9) million.

On August 25, 2023, the Company submitted a plan of compliance to Nasdaq to regain compliance with the Equity Rule by no later than 180 days after July 18, 2023 (the “Plan”). The Company also submitted revised versions of this Plan on September 6, 2023 and September 14, 2023 (collectively, the “Compliance Plans”) detailing the actions the Company would take to regain compliance with the Equity Rule.

●	On August 24, 2023, the Company entered into a purchase agreement (the “ELOC Purchase Agreement”) with Arena Business Solutions Global SPC II Ltd on behalf of and for the account of Segregated Portfolio #3 – SPC #3 (“Arena”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Arena to purchase up to an aggregate of $100,000,000 of shares of our common stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of the Registration Statement (as defined in the ELOC Purchase Agreement), we have the right to present Arena with an advance notice (each, an “Advance Notice”) directing Arena to purchase any amount up to the Maximum Advance Amount. The Registration Statement was declared effective on October 30, 2023.

●	On August 25, 2023, we, Zest Labs and Zest Labs Holdings, LLC (owned by Gary Metzger, a current board member of our company) (the “Purchaser”), entered into a stock purchase agreement, whereby the Purchaser purchased 100% of the issued and outstanding common stock of Zest Labs from us in exchange for the Purchaser agreeing to distribute any net proceeds from any new or ongoing intellectual property litigation or the sale or licensing of any intellectual property of Zest Labs to our shareholders of record as of November 15, 2022.

●	On September 28, 2023, the Company amended the Certificate of Designations for each of the Series B Preferred Stock and the Series C Preferred Stock to eliminate all voting rights of these series of preferred stock. On October 16, 2023, Nasdaq notified the Company that it had regained compliance with the Voting Rights Rule.

●

On November 2, 2023, the Company received a letter from the Listing Qualifications staff of Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous 31 consecutive business days.

In accordance with Nasdaq listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until April 30, 2024, to regain compliance. The Deficiency Letter states that to regain compliance, the bid price for the Company’s common stock must close at $1.00 per share or more (the “Minimum Bid Price”) for a minimum of 10 consecutive business days during the compliance period ending April 30, 2024. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its common stock will be subject to delisting. At that time, the Company may appeal any such delisting determination to a Nasdaq hearings panel.

●

On November 14, 2023, we entered into a Securities Purchase Agreement (the “Agreement”) with AAI, pursuant to which we sold to AAI 603.44 shares of newly designated Series D Convertible Preferred Stock (the “Preferred Shares”) for a total purchase price of $15,085,930.69 (the “Transaction”). The Transaction closed on November 15, 2023 (the “Closing Date”).

The purchase price was paid by the cancellation of $15,085,930.69 of cash advances made by AAI to us between January 1, 2023 and November 9, 2023.

The terms of the Preferred Shares as set forth in the Certificates of Designations of the Rights, Preferences and Limitations of the Series D Convertible Preferred Stock (the “Certificate”). The Preferred Shares each have a stated value of $25,000 per share (the “Stated Value”). Pursuant to the Certificate, each Preferred Share is convertible into a number of shares of our common stock determined by dividing the Stated Value by $0.51 (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of common stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

The Preferred Shares holders are entitled to receive dividends at a rate of 10% of the Stated Value per annum from issuance until November 14, 2033 (the “Dividend Term”). During the first two years of the Dividend Term, dividends will be payable, in our option, in additional Preferred Shares rather than cash, and thereafter dividends will be payable in either additional Preferred Shares or cash as the majority holder may elect. If the Company fails to make a dividend payment as required by the Certificate, the dividend rate will be increased to 15% for as long as such default remains ongoing and uncured. Each Preferred Share also has a $25,000 liquidation preference in the event of a liquidation, change of control event, dissolution or winding up of our company, and ranks senior to all our other capital stock with respect thereto other than the existing Series B Preferred Stock and Series C Preferred Stock, with which the Preferred Shares shall have equal ranking. Each Preferred Share is entitled to vote, on an as-converted basis, with the common stock at a rate of 0.9 votes per share of common stock into which the Preferred Share is convertible.

In addition, for as long as at least 25% of the Preferred Shares remain outstanding, AAI must consent with respect to certain corporate events, including reclassifications, fundamental transactions, stock redemptions or repurchases, increases in the number of directors, and declarations or payment of dividends, and further we are subject to certain negative covenants, including covenants against issuing additional shares of capital stock or derivative securities, incurring indebtedness, engaging in related party transactions, selling of properties having a value of over $50,000, altering the number of directors, and discontinuing the business of any subsidiary, subject to certain exceptions and limitations.

The Agreement provides the holders of Preferred Shares with most favored nations rights in the event we offer securities with more favorable terms than the Preferred Shares for as long as the Preferred Shares remain outstanding. Under the Agreement, while any Preferred Shares are outstanding, we are prohibited from redeeming or declaring or paying dividends on outstanding securities other than the Preferred Shares. Further, the Agreement prohibits us from issuing or amending securities at a price per share below the Conversion Price, or to engage in variable rate transactions, for a period ending on the earlier of (i) four (4) years from the Closing Date and (ii) the date that AAI holds less than 250 Preferred Shares.

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On December 1, 2023, Nasdaq notified the Company that it had rejected the Company’s Compliance Plans, citing the lack of a definitive strategy to promptly comply with the ongoing listing standards and to maintain such compliance long-term. As a result, unless the Company requested an appeal of this determination, the Staff has determined that the Company’s common stock would be scheduled for delisting from the Nasdaq Capital Market and would be suspended at the opening of business on December 12, 2023 and a Form 25-NSE will be filed with the SEC, which would remove the Company’s common stock from listing and registration on Nasdaq.

The Company requested an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing request stayed the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the Panel’s decision, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “ROI.” The hearing is scheduled for February 29, 2024. There can be no assurance as to the success or outcome of the appeal to the Panel.

●

On January 9, 2024, the Company received a letter from the Staff of Nasdaq notifying the Company that the Staff had determined that the Company violated the Voting Rights Rule. The alleged violation of the Voting Rights Rule relates to the issuance of 603.44 shares of newly designated Preferred Shares in exchange for the cancellation of $15,085,930.69 of cash advances made by AAI to the Company between January 1 and November 9, 2023, pursuant to the Agreement by and between the Company and AAI.

According to the letter, Nasdaq determined that because the Preferred Shares could convert into a discount to the price of the common stock on the date of execution of the Agreement, and because the Preferred Shares votes on an as-converted basis, the Preferred Shares violate the Voting Rights Rule. The Company notes that the violation is based on a hypothetical situation in the future, in which the anti-dilution protection triggers a ratchet down of the Conversion Price below the minimum price per share of the Company’s common stock at the time of the issuance of the Preferred Shares.

Under the Voting Rights Rule, a company cannot create a new class of security that votes at a higher rate than an existing class of securities or take any other action that has the effect of restricting or reducing the voting rights of an existing class of securities. As such, according to the letter, the issuance of the Preferred Shares violated the Voting Rights Rule because the holders of the Preferred Shares are entitled to vote on an as-converted basis, thus could have greater voting rights than holders of common stock.

As disclosed above, the Company has appealed a prior determination of the Staff to delist the Company’s common stock to the Panel. The Panel will hear the Company’s appeal on February 29, 2024. According to the letter, the Voting Rights Rule matter serves as an additional basis for delisting the Company’s common stock from the Nasdaq. Further, according to the letter, because this is the Company’s third incidence of violating the Voting Rights Rule, this demonstrates a pattern of disregard for the Nasdaq listing rules and serves as an additional basis for delisting the Company’s common stock from the Nasdaq. As such, the Panel will consider these matters in connection with the Company’s appeal.

The letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the letter and other continued listing requirements of The Nasdaq Capital Market.

Corporate Information

We were incorporated in Nevada in 2007. Our principal executive offices are located at 303 Pearl Parkway, Suite 200, San Antonio, Texas 78215, and our telephone number is (800) 762-7293. We maintain a website at www.riskonint.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the Commission incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies and investments, the financing of possible acquisitions or business expansions, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants, rights or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants, rights or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotments, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•	rights to purchase shares of our common stock; and/or

•	units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws, and to the provisions of the Nevada Revised Statutes, as amended.

General

We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.  The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share.  Of these shares of preferred stock, 1,200 shares are designated as Series A Convertible Redeemable Preferred Stock, 12,000 shares are designated as Series B Convertible Preferred Stock, 2,500 shares are designated as Series C Convertible Preferred Stock and 1,000 shares are designated as Series D Convertible Preferred Stock

As of the close of business on January 16, 2024, there were 25,955,290 shares of common stock issued and outstanding, 882 shares of Series A Convertible Redeemable Preferred Stock issued and outstanding, 8,637.5 shares of Series B Convertible Preferred Stock issued and outstanding, 1,362.5 Series C Convertible Preferred Stock issued and outstanding and 603.44 Series D Convertible Preferred Stock issued and outstanding.

Common Stock

Holders of our shares of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

The authorized shares of preferred stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The Nasdaq Stock Market currently requires stockholder approval as a prerequisite to listing shares in several circumstances, including, in certain circumstances, where the issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

Transfer Agent and Registrar

Pacific Stock Transfer Company is the transfer agent for our common stock and preferred stock, with a mailing address of 6725 Via Austi Pkwy, Suite 300 Las Vegas, Nevada 89119.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution, if any, that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

LEGAL MATTERS

The validity of the securities offered by this prospectus is being passed upon for us by our counsel, Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

RBSM LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of March 31, 2023 and 2022 and for the years then ended, contained in our Annual Reports on Form 10-K for the years ended March 31, 2023 and 2022. These financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on such accounting firms’ reports given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are available to the public at no cost from the Commission’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the Commission and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed the following documents with the Commission, which are incorporated herein by reference as of its date of filing:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on July 14, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, filed with the SEC on August 21, 2023 and November 20, 2023;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on April 6, 2023 (as amended April 7, 2023), April 28, 2023 (Items 1.01, 2.03 and 3.02 only), May 10, 2023, June 9, 2023, June 9, 2023, June 27, 2023, July 21, 2023, August 4, 2023, August 25, 2023, September 1, 2023, September 29, 2023, October 13, 2023, October 17, 2023, October 20, 2023, October 31, 2023 (Item 5.03 only), November 3, 2023, November 15, 2023 (Items 1.01, 3.02 and 5.03 only), December 7, 2023, January 4, 2024, and January 12, 2024; and

All documents that we filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Randy May, c/o RiskOn International, Inc., at 303 Pearl Parkway, Suite 200, San Antonio, Texas 78215. Our telephone number is (800) 762-7293. Information about us is also available at our website at www.riskonint.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$3,690.00
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustees’ Fees and Expenses	*
Warrant Agent Fees and Expenses	*
Miscellaneous	*
Total	$3,690.00

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Article VI of the amended and restated bylaws of the Company provides that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
3.1	Articles of Incorporation, dated November 20, 2007, as amended. Incorporated by reference to the Current Report on Form 10-Q filed on February 12, 2021 as Exhibit 3.1 thereto.
3.2	Amended and Restated Bylaws effective as of April 24, 2017. Incorporated by reference to the Current Report on Form 8-K filed on April 28, 2017 as Exhibit 3.1 thereto.
3.3	Certificate of Amendment to Articles of Incorporation dated October 8, 2021. Incorporated by reference to the Current Report on Form 8-K filed on October 12, 2021 as Exhibit 3.1 thereto.
3.4	Certificate of Amendment of Articles of Incorporation, as amended, effective October 16, 2023. Incorporated by reference to the Current Report on Form 8-K filed on October 17, 2023 as Exhibit 3.1 thereto.
3.5	Certificate of Amendment to Articles of Incorporation effective November 1, 2023. Incorporated by reference to the Current Report on Form 8-K filed on October 31, 2023 as Exhibit 3.1 thereto.
3.6	First Amendment to Amended and Restated Bylaws. Incorporated by reference to the Current Report on Form 8-K filed on August 30, 2021 as Exhibit 3.1 thereto.
3.7	Second Amendment to Amended and Restated Bylaws. Incorporated by reference to the Current Report on Form 8-K filed on June 9, 2022 as Exhibit 3.2 thereto.
3.8	Form of Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock, dated March 6, 2023. Incorporated by reference to the Current Report on Form 8-K filed on March 10, 2023 as Exhibit 4.1 thereto.
3.9	Form of Certificate of Designations of Rights, Preferences and Limitations of Series C Convertible Preferred Stock, dated March 6, 2023. Incorporated by reference to the Current Report on Form 8-K filed on March 10, 2023 as Exhibit 4.2 thereto.
3.10	Form of Certificate of Amendment to the Form of Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock, dated March 7, 2023. Incorporated by reference to the Current Report on Form 8-K filed on March 10, 2023 as Exhibit 4.3 thereto.
3.11	Form of Certificate of Amendment to the Form of Certificate of Designations of Rights, Preferences and Limitations of Series C Convertible Preferred Stock, dated March 7, 2023. Incorporated by reference to the Current Report on Form 8-K filed on March 10, 2023 as Exhibit 4.4 thereto.
3.12	Articles of Merger, dated March 17, 2023. Incorporated by reference to the Current Report on Form 8-K filed on March 21, 2023 as Exhibit 3.1 thereto.
3.13	Certificate of Change, dated May 4, 2023. Incorporated by reference to the Current Report on Form 8-K filed on May 10, 2024 as Exhibit 3.1 thereto.
3.14	Amended and Restated Certificate of Designation of Rights, Preferences and Limitations of Series A Convertible Redeemable Preferred Stock, dated May 9, 2023. Incorporated by reference to the Current Report on Form 8-K filed on May 10, 2023 as Exhibit 3.2 thereto.
3.15	Certificate of Amendment to the Certificate of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock, dated September 28, 2023. Incorporated by reference to the Current Report on Form 8-K filed on September 29, 2023 as Exhibit 3.1 thereto.
3.16	Certificate of Amendment to the Certificate of Designation of Rights, Preferences and Limitations of Series C Convertible Preferred Stock, dated September 28, 2023. Incorporated by reference to the Current Report on Form 8-K filed on September 29, 2023 as Exhibit 3.2 thereto.
3.17	Form of Certificate of Designations of Rights, Preferences and Limitations of Series D Convertible Preferred Stock. Incorporated by reference to the Current Report on Form 8-K filed on November 15, 2023 as Exhibit 4.1 thereto.
4.1**	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
4.2**	Form of Warrant Agreement and Form of Warrant Certificate.
4.3**	Form of Rights Agreement and Form of Rights Certificate.
4.4**	Form of Unit Agreement and Unit Certificate.
5.1*	Opinion of Olshan Frome Wolosky LLP, counsel to the Registrant.
23.1*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
23.2*	Consent of RBSM LLP.
24.1*	Power of Attorney (contained on signature page).
107*	Calculation of Filing Fee Table.

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 17th day of January, 2024.

RISKON INTERNATIONAL, INC.

By:	/s/ Randy S. May
Randy S. May
Chief Executive Officer (principal executive officer)

By:	/s/ Jay Puchir
Jay Puchir
Chief Financial Officer (principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints each of Randy S. May and Henry C.W. Nisser, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By: /s/ Randy S. May Randy S. May	Chairman of the Board and Chief Executive Officer (principal executive officer)	January 17, 2024

By: /s/ Henry C.W. Nisser Henry C.W. Nisser	President, General Counsel and Director	January 17, 2024

By: /s/ Jay Puchir Jay Puchir	Chief Financial Officer (principal financial and accounting officer)	January 17, 2024

By: /s/ Milton C. Ault, III Milton C. Ault, III	Director	January 17, 2024

By: /s/ Gary Metzger Gary Metzger	Director	January 17, 2024

By: /s/ Emily L. Pataki Emily L. Pataki	Director	January 17, 2024

By: /s/ Robert O. Smith Robert O. Smith	Director	January 17, 2024